     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 27, 1999.
                                                      REGISTRATION No. 333-18691



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                 CHEMFIRST INC.
             (Exact name of registrant as specified in its charter)

          MISSISSIPPI                                          64-0679456
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                           Identification Number)


                                700 NORTH STREET
                           JACKSON, MISSISSIPPI 39202
               (Address of Principal Executive Offices) (Zip Code)




   CHEMFIRST INC. 401(k) SAVINGS AND EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST
                            (Full title of the plan)


                                JAMES L. MCARTHUR
                                    SECRETARY
                                 CHEMFIRST INC.
                                700 NORTH STREET
                           JACKSON, MISSISSIPPI 39202
                                 (601) 948-7550
     (Name and address, including zip code, and telephone number, including area code, of agent for service)




  In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers shares of Common Stock of ChemFirst Inc. issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

        This Post-Effective Amendment No. 2 on Form S-8 amends and restates that certain Registration Statement No. 333-18691 on Form S-8 filed December 24, 1996, as amended by that certain Post-Effective Amendment No. 1 filed on January 17, 1997 relating to the ChemFirst Inc. 401(k) Savings Plan, as amended and merged, the ChemFirst Inc. 401(k) Savings and Employee Stock Ownership Plan and Trust. Accordingly the contents of the Registration Statement are incorporated in this Post-Effective Amendment No. 2 by reference.


                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The information specified by Items 1 and 2 of Part I of Form S-8 is omitted from this filing in accordance with provisions of Rule 428 under the Securities Act of 1933 (the "Securities Act") and the introductory Note to Part I of Form S-8.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The documents set forth below are incorporated by reference in this Registration Statement. All documents subsequently filed by ChemFirst Inc. ("ChemFirst") and the ChemFirst Inc. 401(k) Savings and Employee Stock Ownership Plan and Trust pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof commencing on the respective dates on which such documents are filed. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

        (1) ChemFirst's Annual Report on Form 10-K for the year ended December 31, 1998;

        (2) The Annual Report on Form 11-K for the ChemFirst Inc. 401(k) Savings and Employee Stock Ownership Plan and Trust for the plan year ended December 31, 1998;

        (3) ChemFirst's quarterly report on Form 10-Q for the quarterly period ended March 31, 1999;

        (4) All other reports filed with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the reports in
                (1) and (2) above; and

        (5) The description of the Common Stock which is contained in ChemFirst's Registration Statement on Form 8-A dated December 9, 1996, filed pursuant to Section 12 of the Exchange Act, and all amendments thereto and reports which have been filed for the purpose of updating such description.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Subarticle E of Article 8 of the Mississippi Business Corporation Act ("MBCA") empowers a Mississippi corporation to indemnify against liability an individual who is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, formal or informal (a "Proceeding"), because such person is or was a director of the corporation. To be eligible for indemnification, the director must have conducted himself in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. Liability indemnified against includes the obligation to pay a judgment, settlement, penalty, fine or reasonable expenses incurred with respect to a Proceeding. The MBCA precludes a corporation from indemnifying a director in connection with a Proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other Proceeding charging improper personal benefit to a director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

        Subarticle E further provides that if a director is wholly successful, on the merits or otherwise, in the defense of any Proceeding to which he was a party because he is or was a director, the corporation must indemnify him against reasonable expenses incurred in connection with the Proceeding. Also, a court may order a company to indemnify a director if it determines the director is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances. Subarticle E also allows corporations to indemnify officers, employees or agents to the same extent as directors, and provides for mandatory or court-ordered indemnification for these persons as described above. Finally, the MBCA allows corporations to purchase and maintain insurance on behalf of directors, officers, employees or agents against liability asserted against or incurred by them in that capacity or arising from their status as such, whether or not the corporation would have the power to indemnify such person against liability under Subarticle E.

        ChemFirst's Bylaws provide for indemnification of ChemFirst's officers and directors to the fullest extent allowed by Mississippi law and further permit such indemnification with respect to other employees and agents. ChemFirst entered into indemnification agreements with certain of its officers and its directors. The effect of these agreements is to add a contractual right of indemnification to the indemnification rights otherwise granted by law.

        ChemFirst maintains directors' and officers' liability insurance which protects each director and officer from certain claims and suits, including shareholder derivative suits, even where the director may be determined to not be entitled to indemnification under the MBCA and claims and suits arising under the Securities Act. The policy may also afford coverage under circumstances where the facts do not justify a finding that the director or officer acted in good faith and in a manner that was in or not opposed to the interests of ChemFirst.

        The foregoing represents a summary of the general effect of the MBCA, ChemFirst's Bylaws, indemnity agreements, and directors' and officers' liability insurance coverage for purposes of general description only.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable.

ITEM 8. EXHIBITS.

        In lieu of certain exhibit requirements, ChemFirst will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to continue to qualify the Plan under
        Section 401 of the Internal Revenue Code.

        4.1* Amended and Restated Articles of Incorporation of ChemFirst are incorporated by reference to Exhibit 3.1 of ChemFirst's S-1 Registration Statement (file number 333-15789).

        4.2* Bylaws of ChemFirst, as amended, are incorporated by reference to Exhibit 4.3 of ChemFirst's S-8 Registration Statement (file number 333-69965).

        4.3* Rights Agreement dated as of October 30, 1996, by and between ChemFirst and KeyCorp Shareholder Services, Inc. is incorporated by reference to Exhibit 4 of ChemFirst's S-1 Registration Statement (file number 333-15789).

        4.4* First Amendment to Rights Agreement by and among ChemFirst, KeyCorp Shareholder Services, Inc. and the Bank of New York is incorporated by reference to Exhibit 4.5 to ChemFirst's S-8 Registration Statement (file number 333-69965).

        4.5*    ChemFirst's 401(k) Savings Plan is incorporated by reference to
                Exhibit 4.4 of ChemFirst's S-8 Registration Statement (file number 333-18691).

        4.6 ChemFirst Inc. 401(k) Savings and Employee Stock Ownership Plan and Trust (as amended and restated effective January 1, 1997; supersedes ChemFirst's 401(k) Savings Plan, previously filed as
                Exhibit 4.5).

        4.7 First Amendment to ChemFirst Inc. 401(k) and Employee Stock Ownership Plan and Trust.

        4.8* Note Purchase Agreement between ChemFirst, State Farm Life Insurance Company and Nationwide Life Insurance Company is incorporated by reference to Exhibit 4(j) of ChemFirst's Annual Report on Form 10-K for fiscal year ended December 31, 1998.

        4.9* ChemFirst Inc. 1998 Long-Term Incentive Plan is incorporated by reference to Appendix A to ChemFirst's Proxy Statement filed in connection with its May 27, 1998 annual meeting of stockholders.

        4.10 Second Amendment to ChemFirst Inc. 401(k) Savings and Employee Stock ownership Plan and Trust.

        5.3* Determination letter dated April 24, 1996 from the IRS regarding ChemFirst's 401(k) Savings Plan is incorporated by reference to
                Exhibit 5.3 of ChemFirst's Registration Statement (file number 333-18691).

        23.1    Consent of KPMG Peat Marwick LLP.

        24.1    Powers of Attorney is included on page II-5 herein.


* Previously filed.

ITEM 9. UNDERTAKINGS.

        ChemFirst herein undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

                provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by ChemFirst pursuant to Section 13 or
                Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act, each filing of ChemFirst's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
                Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of ChemFirst pursuant to the foregoing provisions, or otherwise, ChemFirst has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by ChemFirst of expenses incurred or paid by a director, officer or controlling person of ChemFirst in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, ChemFirst will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Mississippi on July 27, 1999.

                                         CHEMFIRST INC.


                                         By: /s/ J. Kelley Williams
                                             -----------------------------------
                                                 J. Kelley Williams
                                                 Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Kelley Williams and R. Michael Summerford, and each of them, such individuals' true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such individual and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement related to the offering contemplated by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

              SIGNATURE                                     TITLE                                 DATE
              ---------                                     -----                                 ----
/s/ J. Kelley Williams                       Chairman of the Board of Directors,              July 27, 1999
------------------------------------         Chief Executive Officer (Principal
J. Kelley Williams                           Executive Officer)


/s/ R. M. Summerford                         President and Chief Operating Officer            July 27, 1999
------------------------------------
R. M. Summerford


/s/ Max P. Bowman                            Vice President, Finance and Treasurer
------------------------------------         (Principal Financial Officer)                    July 27, 1999
Max P. Bowman


/s/ Troy B. Browning                         Controller (Principal Accounting
------------------------------------         Officer)                                         July 27, 1999
Troy B. Browning


/s/ Richard P. Anderson                      Director                                         July 27, 1999
------------------------------------
Richard P. Anderson

/s/ Paul A. Becker                           Director                                         July 27, 1999
------------------------------------
Paul A. Becker

/s/ James W. Crook                           Director                       July 27, 1999
------------------------------------
James W. Crook


/s/ Michael J. Ferris                        Director                       July 27, 1999
------------------------------------
Michael J. Ferris

/s/ James E. Fligg                           Director                       July 27, 1999
------------------------------------
James E. Fligg


/s/ Robert P. Guyton                         Director                       July 27, 1999
------------------------------------
Robert P. Guyton


/s/ Paul W. Murrill                          Director                       July 27, 1999
------------------------------------
Paul W. Murrill


/s/ William A. Percy, II                     Director                       July 27, 1999
------------------------------------
William A. Percy, II


/s/ Dan F. Smith                             Director                       July 27, 1999
------------------------------------
Dan F. Smith


/s/ Leland R. Speed                          Director                       July 27, 1999
------------------------------------
Leland R. Speed


/s/ R. Gerald Turner                         Director                       July 27, 1999
------------------------------------
R. Gerald Turner

        Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Mississippi, on the 27th day of July, 1999.


                                      CHEMFIRST INC. 401(K) SAVINGS AND EMPLOYEE
                                      STOCK OWNERSHIP PLAN AND TRUST


                                      By: /s/ J. Steve Chustz
                                          --------------------------------------
                                          J. Steve Chustz
                                          Employee Benefits Committee


                                      By: /s/ William B. Kemp, Jr.
                                          --------------------------------------
                                          William B. Kemp, Jr.
                                          Employee Benefits Committee


                                      By: /s/ George M. Simmons
                                          --------------------------------------
                                          George M. Simmons
                                          Employee Benefits Committee


                                      By: /s/ R. M. Summerford
                                          --------------------------------------
                                          R. M. Summerford
                                          Employee Benefits Committee

                                INDEX TO EXHIBITS



         EXHIBIT
         NUMBER            EXHIBIT
         ------            -------

         4.1* Amended and Restated Articles of Incorporation of ChemFirst are incorporated by reference to Exhibit 3.1 of ChemFirst's
                  S-1 Registration Statement (file number 333-15789).

         4.2* Bylaws of ChemFirst, as amended, are incorporated by reference to Exhibit 4.3 of ChemFirst's S-8 Registration Statement (file number 333-69965).

         4.3* Rights Agreement dated as of October 30, 1996, by and between ChemFirst and KeyCorp Shareholder Services, Inc. is incorporated by reference to Exhibit 4 of ChemFirst's S-1
                  Registration Statement (file number 333-15789).

         4.4*     First Amendment to Rights Agreement by and among ChemFirst,
                  KeyCorp Shareholder Services, Inc. and the Bank of New York is incorporated by reference to Exhibit 4.5 to ChemFirst's S-8
                  Registration Statement (file number 333-69965).

         4.5* ChemFirst's 401(k) Savings Plan is incorporated by reference to Exhibit 4.4 of ChemFirst's S-8 Registration Statement (file number 333-18691).

         4.6      ChemFirst Inc. 401(k) Savings and Employee Stock Ownership
                  Plan and Trust (as amended and restated effective January 1, 1997; supersedes ChemFirst's 401(k) Savings Plan, previously filed as Exhibit 4.5).

         4.7      First Amendment to ChemFirst Inc. 401(k) and Employee Stock
                  Ownership Plan and Trust.

         4.8*     Note Purchase Agreement between ChemFirst, State Farm Life
                  Insurance Company and Nationwide Life Insurance Company is incorporated by reference to Exhibit 4(j) of ChemFirst's
                  Annual Report on Form 10-K for fiscal year ended December 31,
                  1998.

         4.9* ChemFirst Inc. 1998 Long-Term Incentive Plan is incorporated by reference to Appendix A to ChemFirst's Proxy Statement filed in connection with its May 27, 1998 annual meeting of stockholders.

         4.10     Second Amendment to ChemFirst Inc. 401(k) Savings and Employee
                  Stock Ownership Plan and Trust.

         5.3* Determination letter dated April 24, 1996 from the IRS regarding ChemFirst's 401(k) Savings Plan is incorporated by reference to Exhibit 5.3 of ChemFirst's Registration Statement
                  (file number 333-18691).

         23.1     Consent of KPMG Peat Marwick LLP.

         24.1     Powers of Attorney is included on page II-5 herein.

----------------
* Previously filed.